EXHIBIT 21

SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

as of December 31, 2011

Subsidiaries	Jurisdiction of Incorporation/ Organization
Cash America Financial Services, Inc.	Delaware
Cash America Franchising, Inc.	Delaware
Cash America Global Financing, Inc.	Delaware
Cash America Global Services, Inc.	Delaware
Cash America Holding, Inc.	Delaware
Mr. Payroll Corporation	Delaware
Cash America, Inc.	Delaware
Cash America Advance, Inc.	Delaware
Cash America, Inc. of Louisiana	Delaware
RATI Holding, Inc.	Texas
Cash America, Inc. of Alabama	Alabama
Cash America, Inc. of Alaska	Alaska
Cash America, Inc. of Colorado	Colorado
Cash America, Inc. of Illinois	Illinois
Uptown City Pawners, Inc.	Illinois
Cash America, Inc. of Indiana	Indiana
Cash America, Inc. of Kentucky	Kentucky
Cash America, Inc. of Nevada	Nevada
Cash America, Inc. of North Carolina	North Carolina
Cash America, Inc. of Oklahoma	Oklahoma
Cash America, Inc. of South Carolina	South Carolina
Cash America, Inc. of Tennessee	Tennessee
Cash America, Inc. of Utah	Utah
Cash America, Inc. of Virginia	Virginia
Cash America of Mexico, Inc.	Delaware
(See Mexican Structure set out below.)
Cash America of Missouri, Inc.	Missouri
Vincent’s Jewelers and Loan, Inc.	Missouri
Cash America Pawn, Inc. of Ohio	Ohio
Cashland Financial Services, Inc.	Delaware
Strategic Receivable Management Solutions, LLC	Delaware
Doc Holliday’s Pawnbrokers & Jewellers, Inc.	Delaware
Longhorn Pawn and Gun, Inc.	Texas
Bronco Pawn & Gun, Inc.	Oklahoma
Gamecock Pawn & Gun, Inc.	South Carolina
Hornet Pawn & Gun, Inc.	North Carolina
Tiger Pawn & Gun, Inc.	Tennessee
Enova International, Inc.	Delaware
Debit Plus, LLC (f/k/a Primary Innovations, LLC)	Delaware
Debit Plus Technologies, LLC	Delaware
Debit Plus Payment Solutions, LLC (f/k/a Primary Payment Solutions, LLC)	Delaware
Debit Plus Services, LLC (f/k/a Primary Credit Services, LLC)	Delaware
Debit Plus S.A. de C.V. SOFOM ENR (10% owned by Debit Plus, LLC)	Mexico
Enova Online Services, Inc.	Delaware
Billers Acceptance Group, LLC	Delaware
EGH Services, Inc.	Delaware
Enova Financial Holdings, LLC	Delaware
CNU Online Holdings, LLC	Delaware

SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC. (continued)

Subsidiaries	Jurisdiction of Incorporation/ Organization
CNU Online Holdings, LLC (Continued)
AEL Net Marketing, LLC	Delaware
AEL Net of Arizona, LLC	Delaware
AEL Net of Illinois, LLC	Delaware
AEL Net of Ohio, LLC	Delaware
AEL Net of South Carolina, LLC	Delaware
AEL Net of Texas, LLC	Delaware
AEL Net of Wisconsin, LLC	Delaware
Arizona Consumer Financial Solutions, LLC	Delaware
CNU of Alabama, LLC	Delaware
CNU of Alaska, LLC	Delaware
CNU of Arizona, LLC	Delaware
CNU of California, LLC	Delaware
CNU of Colorado, LLC	Delaware
CNU of Delaware, LLC	Delaware
CNU of Florida, LLC	Delaware
CNU of Hawaii, LLC	Delaware
CNU of Idaho, LLC	Delaware
CNU of Illinois, LLC	Delaware
CNU of Indiana, LLC	Delaware
CNU of Iowa, LLC	Delaware
CNU of Kansas, LLC	Delaware
CNU of Louisiana, LLC	Delaware
CNU of Maine, LLC	Delaware
CNU of Michigan, LLC	Delaware
CNU of Minnesota, LLC	Delaware
CNU of Mississippi, LLC	Delaware
CNU of Missouri, LLC	Delaware
CNU of Montana, LLC	Delaware
CNU of Nevada, LLC	Delaware
CNU of New Hampshire, LLC	Delaware
CNU of New Mexico, LLC	Delaware
CashNetUSA CO, LLC	Delaware
CashNetUSA, OR, LLC	Delaware
The Check Giant NM, LLC	Delaware
CNU of North Dakota, LLC	Delaware
CNU of Ohio, LLC	Delaware
CNU of Oklahoma, LLC	Delaware
CNU of Oregon, LLC	Delaware
CNU of Rhode Island, LLC	Delaware
CNU of South Carolina, LLC	Delaware
CNU of South Dakota, LLC	Delaware
CNU of Tennessee, LLC	Delaware
CNU of Texas, LLC	Delaware
CNU of Utah, LLC	Delaware
CNU of Virginia, LLC	Delaware
CNU of Washington, LLC	Delaware
CNU of Wisconsin, LLC	Delaware
CNU of Wyoming, LLC	Delaware
CashEuroNet UK, LLC	Delaware
CashNet CSO of Maryland, LLC	Delaware
CashNetUSA of Florida, LLC	Delaware
CNU DollarsDirect Canada Inc.	New Brunswick

SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC. (continued)

Subsidiaries (Continued)	Jurisdiction of Incorporation/ Organization
CNU Online Holdings, LLC (Continued)
CNU DollarsDirect Inc.	Delaware
DollarsDirect, LLC	Delaware
EuroNet Cash, LLC	Delaware
Ohio Consumer Financial Solutions, LLC	Delaware
TrafficGen, LLC	Delaware
Express Cash International Corporation	Delaware
Florida Cash America, Inc.	Florida
Georgia Cash America, Inc.	Georgia
Ohio Neighborhood Finance, Inc.	Delaware
Cash America Management L.P.	Delaware
Cash America Pawn L.P.	Delaware

Mexico Structure

Cash America of Mexico, Inc. (owns 80%), Capital International, S.á.R.L., a Luxembourg limited liability company (owns 10.8%), and an individual citizen of the United Mexican States (owns 9.2%) are shareholders of Creazione Estilo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Creazione”). Creazione owns PF Labor Holdings, LLC, a Delaware limited liability company, and holds a 90% interest in Servicios Administrativos Prenda Fácil, SRL. PF Labor Holdings, LLC holds a 10% interest in Servicios Administrativos Prenda Fácil, SRL. Creazione owns a 53.4% interest in Apoyo Economicos de Pacifico, S.A. de C.V.